Exhibit 4

Execution Version

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder”) is made and entered into as of November 8, 2021, by and among Open Text Corporation, a Canadian corporation (“Parent”), Zeta Merger Sub Inc., a Texas corporation (“Merger Sub”), and each of the Stockholders who are party to the Tender and Voting Agreement (defined below). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Tender and Voting Agreement, dated as of November 7, 2021, by and among Parent and the Stockholders (the “Tender and Voting Agreement”).

WHEREAS, pursuant to the Tender and Voting Agreement, Parent agreed to cause Merger Sub to execute a joinder to the Tender and Voting Agreement as soon as reasonably practicable following the date of the Tender and Voting Agreement;

WHEREAS, Merger Sub was incorporated under the Laws of the State of Texas on November 4, 2021 and is a wholly owned subsidiary of Parent;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, representations, warranties and agreements contained in the Tender and Voting Agreement, the parties hereto agree as follows:

1. Joinder. By executing this Joinder, Merger Sub shall become a party to the Tender and Voting Agreement as of the date hereof and hereby agrees to be bound by the terms, covenants and other provisions of the Tender and Voting Agreement applicable to it as Merger Sub and shall assume all rights and obligations of the Merger Sub thereunder, with the same force and effect as if originally named therein.

2. Miscellaneous. Section 4.15 (Severability), Section 4.09 (Governing Law), Section 4.10 (Jurisdiction), Section 4.12 (Waiver of Jury Trial) and Section 4.20 (Counterparts) of the Tender and Voting Agreement shall apply mutatis mutandis to this Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OPEN TEXT CORPORATION

By:	/s/ Gordon A. Davies
Name: Gordon A. Davies
Title: EVP, CLO and Corporate Development

ZETA MERGER SUB INC.

By:	/s/ Gordon A. Davies
Name: Gordon A. Davies
Title: Director and Secretary

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Mark J. Bonney
Printed Name: Mark J. Bonney

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Maryclaire Campbell
Printed Name: Maryclaire Campbell

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Taher A. Elgamal
Printed Name: Taher A. Elgamal

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Robert C. Hausmann
Printed Name: Robert C. Hausmann

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Maribess L. Miller
Printed Name: Maribess L. Miller

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ David J. Wagner
Printed Name: David J. Wagner

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Ryan L. Allphin
Printed Name: Ryan L. Allphin

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ John P. Di Leo
Printed Name: John P. Di Leo

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ David E. Rockvam
Printed Name: David E. Rockvam

(Signature Page to Joinder Agreement to Tender and Voting Agreement)

IN WITNESS WHEREOF, each of the Stockholders below has severally caused this Joinder to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Noah F. Webster
Printed Name: Noah F. Webster

(Signature Page to Joinder Agreement to Tender and Voting Agreement)